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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 1
                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       streetTRACKS(R) Index Shares Funds
             (Exact name of registrant as specified in its charter)

              Massachusetts                                  See Below
--------------------------------------------------------------------------------
(State of incorporation or organization)         (I.R.S. Employer Identification
                                                              number)

One Lincoln Street, Boston, Massachusetts                      02111
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Exchange Act:



                    TITLE OF EACH CLASS                                                                  I.R.S. EMPLOYER
                      TO BE REGISTERED                                  EXCHANGE                      IDENTIFICATION NUMBER
                      ----------------                                  --------                      ---------------------
DJ  EURO STOXX 50(R) ETF                                                New York Stock Exchange            04-3669927
(formerly, streetTRACKS(R) Dow Jones Euro STOXX 50 Fund)

DJ STOXX 50(R) ETF                                                      New York Stock Exchange            42-1537593
(formerly, streetTRACKS(R) Dow Jones STOXX 50 Fund)

SPDR(R) DJ Wilshire International Real Estate ETF                       American Stock Exchange            13-4332931
(formerly, streetTRACKS(R) DJ Wilshire International Real Estate ETF)

SPDR(R) FTSE/Macquarie Global Infrastructure 100 ETF                    American Stock Exchange            83-0463550
(formerly, streetTRACKS(R) Macquarie Global Infrastructure 100 ETF)

SPDR(R) MSCI ACWI ex-US ETF                                             American Stock Exchange            83-0463548
(formerly, streetTRACKS(R) MSCI ACWI (ex-US) ETF)

SPDR(R) Russell/Nomura PRIME(TM) Japan ETF                              American Stock Exchange            13-4332933
(formerly, streetTRACKS(R) Russell/Nomura PRIME(TM) Japan ETF)

SPDR(R) Russell/Nomura Small Cap(TM) Japan ETF                          American Stock Exchange            13-4332932
(formerly, streetTRACKS(R) Russell/Nomura Small Cap(TM) Japan ETF)

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-92106

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant's Securities to be Registered

This Form 8-A/A is being filed for the purpose of changing the name of certain investment portfolios of the registrant as set forth above ("Funds"), each of which have registered their shares of beneficial interest ("Shares") under their former name pursuant to Section 12(b) of the Exchange Act pursuant to a previously filed Form 8-A ("Registrant's Form 8-A").

A description of the Shares is set forth in the registrant's Registration Statement on Form N-1A (Commission File Nos. 333-92106; 811-21145), which description is incorporated herein by reference as filed with the Securities and Exchange Commission ("Registration Statement"). Prospectus supplements with respect to the foregoing name changes are also incorporated herein by reference, as filed with the Securities and Exchange Commission on December 27, 2006 and January 8, 2007.

Item 2. Exhibits

(a) Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

(b) Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

(c) Registrant's form of global certificate, incorporated herein by reference to Item 2(c) of Registrant's Form 8-A.


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 16th day of January, 2007.



By:  /s/ Ryan M. Louvar
     --------------------
     Ryan M. Louvar
     Assistant Secretary